SECURED PROMISSORY NOTE

DATA443 RISK MITIGATION, INC.,

AS PAYOR

MYRIAD SOFTWARE PRODUCTIONS, LLC,

AS HOLDER

26 JANUARY 2018

SECURED PROMISSORY NOTE

$250,000.00	Raleigh, North Carolina
Issue Date: 26 January 2018

FOR VALUE RECEIVED, DATA443 RISK MITIGATION, INC., a North Carolina corporation (“Payor”), promises to pay to the order of MYRIAD SOFTWARE PRODUCTIONS, LLC, a North Carolina limited liability company (“Holder”), the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) in legal and lawful money of the United States of America, with the simple interest at the rate of eight percent (8%) per annum thereon from the Issue Date until 26 July 2018 (the “Maturity Date”), pursuant to the terms and conditions outlined in this Secured Promissory Note (the “Note”).

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PAYMENT OBLIGATIONS

1.1 Required Payments. Payment of all outstanding principal and all accrued and unpaid interest shall be paid-in-full on the Maturity Date.

1.2 Computation of Interest. Simple interest shall be computed on the unpaid principal hereunder on the basis of a three hundred sixty-five (365) day year and the actual days elapsed from the date of this Note.

1.3 Prepayments. Payor shall have the right, at any time, to prepay any unpaid principal or interest due hereunder. All payments shall be applied to accrued interest first, with the remainder, if any, applied in reduction of the principal sum due hereunder.

1.4 Delivery of Payments. All payments under this Note, whether of principal or interest, or both, shall be made to Holder in lawful money of the United States at such place as Holder shall designate in writing to Payor.

1.5 Illegality. Nothing in this Note contained shall be construed or shall operate, either presently or prospectively, (a) to require Payor to pay interest at a rate greater than is at any time lawful in such case to contract for but shall require payment of interest only to the extent of such lawful rate, or (b) to require Payor to make any payment or do any act contrary to law. If it should be held that the interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder (whether included in the face amount or otherwise) shall be reduced to the maximum amount permitted by law, and any excess of the said maximum amount permitted by law shall be cancelled automatically and, at the option of Holder, if theretofore or thereafter paid, shall be either refunded to Payor or credited to the principal balance of this Note (without prepayment penalties) and applied to the payment of the last maturing installment or installments of the indebtedness evidenced hereby (whether or not then due and payable) and not to the payment of interest.

1.6 Purchase Agreement. This Note is the promissory note referred to in that certain Asset Purchase Agreement dated as of 26 January 2018, entered into by and between Payor and Holder and to which this Note is attached thereto as Exhibit “A” (the “Purchase Agreement”). This Note is entitled to the benefits of, and is subject to the terms contained in, the Purchase Agreement.

1.7 Security. This Note and the obligations hereunder are secured by a Security Agreement dated 26 January 2018, and is subject to all terms and conditions thereof (the “Security Agreement”).

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II

DEFAULTS AND REMEDIES

2.1 Events of Default. An “Event of Default” hereunder shall mean any of the following:

(a) If a default shall be made in the payment of any installment of principal and interest hereof, as when due and payable and continuing for a period of fifteen (15) days following written notice thereof by Holder to Payor.

(b) If a default shall have occurred under the Purchase Agreement or the Security Agreement, which default remains uncured after 10-days written notice of such default.

(c) Payor or a subsidiary of Payor becomes subject to a Bankruptcy Event.

2.2 Bankruptcy Event. For purposes of this Note, “Bankruptcy Event” means any of the following events: (a) Payor or any of its subsidiaries commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to a Payor or a subsidiary; (b) there is commenced against Payor or a subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) Payor or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) Payor or a subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) Payor or a subsidiary makes a general assignment for the benefit of creditors; (f) Payor or a Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or, (g) Payor or a subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

2.3 Remedies. At any time after the occurrence of an Event of Default and until such time as the Event of Default is cured and no longer existing, the Holder may, by written notice sent to Payor, declare the entire amount of this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived. Upon acceleration by Holder, Holder shall be entitled to those remedies contained in the Security Agreement of even date herewith securing the performance by Payor of its obligations under this Note, in addition to and without limitation, all other available remedies under applicable law. In connection with such acceleration described herein, Holder need not provide, and Payor hereby waives, any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

III

ADDITIONAL PROVISIONS

3.1 Waiver. The granting, without notice, of any extension or extensions of time for payment of any amount due hereunder, or for the performance of any covenant, condition or agreement herein, or the granting of any other indulgences to Payor, or any other modification or amendment of this Note shall in no way release or discharge the liability of Payor, or of any endorser, guarantor or other person secondarily liable for this Note. Payor and any other persons presently liable hereon agree that additional makers, endorsers, guarantors or sureties may become parties hereto or liable hereon without notice to them and without affecting their liability hereunder. Unless agreed to the contrary in writing, failure or delay on the part of Holder to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the Holder be estopped from enforcing any such provision at a later time.

3.2 Entire Agreement. This Note, the Purchase Agreement, the Security Agreement, and all references herein contain the entire understanding among the parties hereto and supersedes any and all prior written or oral agreements, understandings, and negotiations between them respecting the subject matter contained herein. Each and every provision of this Note is severable and independent of any other term or provision of this Note. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Note.

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3.3 Governing Law. This Note shall be governed by the laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. If any legal action, including arbitration, is necessary to enforce the terms and conditions of this Note, the prevailing party shall be entitled to costs and reasonable attorney’s fees. If any court action is necessary to enforce the terms and conditions of this Note, the parties hereby agree that the appropriate court in Mecklenburg County, North Carolina, shall be the sole jurisdiction and venue for the bringing of such action.

3.4 Additional Documentation. The parties hereto agree to execute, acknowledge and cause to be filed and recorded, if necessary, any and all documents, amendments, notices and certificates which may be necessary or convenient under the laws of the States of North Carolina.

3.5 Amendment and Assignability. This Note may be amended or modified only by a writing signed by all parties. This Note is free assignable by Holder in its sole and absolute discretion. Payor may not assign its obligations hereunder without the expressed written consent of Holder.

3.6 Preparation of the Note. This Note shall be deemed to have been drafted by all parties and, in the event of a dispute, no party hereto shall be entitled to claim that any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.

3.7 Absolute Obligation. Except as expressly provided herein, nothing herein shall alter or impair the obligations of Payor, which are absolute and unconditional. This Note is a direct debt obligation of Payor.

PAYOR:

DATA443 RISK MITIGATION, INC.

BY:

NAME:

TITLE:

DATED:

ACCEPTANCE AND ACKNOWLEDGEMENT

The undersigned hereby accepts receipt of this Note and acknowledges that said acceptance shall serve as the evidence of payment of part of the purchase price under the Purchase Agreement.

HOLDER:

MYRIAD SOFTWARE PRODUCTIONS, LLC

BY:

NAME:

TITLE:

DATED:

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